UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 5, 2010

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

e.         Entry into Material Compensatory Contract.

On January 5, 2009, the Company entered into a consulting agreement with J. Wray Thompson, Chairman of the Board, to be effective as of January 1, 2009.  The agreement provides that as compensation for Mr. Thompson’s service to the Board as Chairman in 2010, the Company shall pay Mr. Thompson a total of $25,000, payable in equal installments over the remaining months of 2010.  In addition, Mr. Thompson will be eligible to participate in the Company’s medical plan.

The summary of the consulting agreement set forth in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the text of the form of the agreement attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed with this report and incorporated by reference herein:

Exhibit No.

10.1	Consulting Agreement, dated January 1, 2010, by and between Tandy Leather Factory, Inc. and J. Wray Thompson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: January 5, 2009	BY: /s/ Shannon L. Greene
Chief Financial Officer & Treasurer